Code of Ethics for Principal Executive and Senior Financial Officers 4-P-006129

Internal

Code of Ethics for Principal

Executive and Senior Financial

Officers

OR Taxonomy: Client-related Business Conduct

Owner/Issuer: Chief Compliance Officer of UBS Hedge Fund Solutions LLC

Why do we have this policy?

This code of ethics (the “Code”) for the A&Q registered funds applies to each Fund’s Principal Executive Officer and Principal Accounting Officer and other persons performing similar functions for the purpose of promoting:

- honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

- full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Fund;

- compliance with applicable laws and governmental rules and regulations;

- the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

- accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

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Code of Ethics for Principal Executive and Senior Financial Officers 4-P-006129

Internal

Applicability
Location	All
Legal Entity	UBS Hedge Fund Solutions LLC
Business Division	Asset Management
Business Area /	All
Function
Roles	All

Summary of Key Requirements

Infringements of this policy may result in disciplinary action including dismissal.

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Code of Ethics for Principal Executive and Senior Financial Officers 4-P-006129

Internal

Table of Contents

Policy	4

1. Purpose	4

2. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest	4

3. Disclosure and Compliance	5

4. Reporting and Accountability	6

5. Other Policies and Procedures	6

6. Amendments	7

7. Confidentiality	7

8. Internal use	7

9. Control Process	7

Annex	8

1. UBS HFS Registered Funds as of July 1, 2016	8

2. List of Covered Officers as of July 1, 2016	8

3. Initial and Annual Acknowledgement of Receipt of the Code	9

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Code of Ethics for Principal Executive and Senior Financial Officers 4-P-006129

Internal

Policy

1.	Purpose

This code of ethics (the “Code”) for the A&Q registered funds (each, a “Fund”) (Exhibit A) applies to each Fund’s Principal Executive Officer and Principal Accounting Officer and other persons performing similar functions, each of whom is listed on Exhibit B (the “Covered Officers”), for the purpose of promoting:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Fund;
●	compliance with applicable laws and governmental rules and regulations;
●	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
●	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

2.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the “1940 Act”), and the Investment Advisers Act of 1940, as amended (the “ Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund. Policies and procedures applicable to the Fund and the Fund’s investment adviser (collectively, the “Adviser”) are designed to prevent, or identify and correct, violations of these provisions. The Code does not, and is not intended to, repeat or replace these programs and procedures, and the circumstances they cover fall outside of the parameters of the Code.

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Internal

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the Adviser of which the Covered Officers are also officers or employees. As a result, the Code recognizes that the Covered Officers, in the ordinary course of their duties (whether formally for the Fund or for the Adviser, or for both), will be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund and, if addressed in conformity with the provisions of the 1940 Act and the Advisers Act, will be deemed to have been handled ethically.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act. Covered Officers should keep in mind that the Code cannot cover every possible scenario. The overarching principle of the Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must:

●	not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;
●	not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund;
●	not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and
●	not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith.

3.	Disclosure and Compliance

●	Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;
●	each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s Board members and auditors, and to governmental regulators and self-regulatory organizations; and
●	each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and the Adviser and take other appropriate steps with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and
●	it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

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Internal

4.	Reporting and Accountability

Each Covered Officer must:

●	upon adoption of the Code (or thereafter, as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;
●	annually thereafter affirm to the Board that he/she has complied with the requirements of the Code; and
●	notify the Chief Compliance Officer or designee, (collectively the “CCO”) promptly if he/she knows of any violation of the Code. Failure to do so is itself a violation of the Code.

The CCO is responsible for applying the Code to specific situations in which questions are presented under it and has the authority to interpret the Code in any particular situation. However, approvals, interpretations or waivers sought by any Covered Officer will be considered by a committee designated by the Fund’s Board (the “Committee”). In the absence of a designation, the Committee shall be the Board.

The Fund will follow these procedures in investigating and enforcing the Code:

●	the CCO will take all appropriate action to investigate any potential violations reported to him;
●	if, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action;
●	any matter that the CCO believes is a violation will be reported to the Committee;
●	if the Committee determines that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include: review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Adviser or its board; or a recommendation to dismiss the Covered Officer;
●	the Committee will be responsible for granting waivers, as appropriate; and
●	any waivers of or amendments to the Code, to the extent required, will be disclosed as provided by SEC rules.

5.	Other Policies and Procedures

The Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies and procedures of the Fund, the Adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to the Code, they are superseded by the Code to the extent that they overlap or conflict with the provisions of the Code. The Fund’s, the Adviser’s codes of ethics under Rule 17j-1 under the 1940 Act and the Adviser’s additional policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of the Code.

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Internal

6.	Amendments

Except as to Exhibit B, the Code may not be amended except in written form, which is specifically approved or ratified by a majority vote of the Fund’s Board, including a majority of independent Board members.

7.	Confidentiality

All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than the appropriate Funds and their counsel, the appropriate Boards (or Committees) and their counsel and the Adviser.

8.	Internal use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

9.	Control Process

Initial Contact:

Immediately after the Board officially appoints a Covered Officer, the CCO will furnish a copy of this Code to the Covered Officer. The Covered Officer will be required to submit his/her certification (Exhibit C) to the CCO within 10 days of his/her appointment. The certification will be presented to the Board at the next scheduled Board meeting.

Annual:

At the beginning of October the CCO will furnish the certification (Exhibit C) to the Covered Officers and such signed certifications will be presented to the Board at the November Board meeting.

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Annex

1.	UBS HFS Registered Funds as of July 1, 2016

A&Q Alternative Fixed-Income Strategies Fund LLC

A&Q Long/Short Strategies Fund LLC

A&Q Technology Fund LLC

A&Q Multi-Strategy Fund

A&Q Masters Fund

2.	List of Covered Officers as of July 1, 2016

Name	Covered Officer Title
William J. Ferri	Principal Executive Officer
Dylan Germishuys	Principal Accounting Officer

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Code of Ethics for Principal Executive and Senior Financial Officers 4-P-006129

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3.	Initial and Annual Acknowledgement of Receipt of the Code

ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

The undersigned affirms that he/she has received, read, and understands the Code and the requirements set forth therein.

Name:	Signature:

Title:	Date:

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